RYDER SYSTEM, INC. 401(K) SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134113) of Ryder System, Inc. of our report dated May 25, 2012 relating to the financial statements of Ryder System, Inc. 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP Miami, Florida May 25, 2012

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